UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2013
INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

As previously disclosed in a Current Report on Form 8-K filed by Inland American Real Estate Trust, Inc. (the “Company”) on August 9, 2013, the Company entered into an Equity Interest Purchase Agreement (as amended, the “Purchase Agreement”) with AR Capital, LLC (“Buyer”) pursuant to which the Company agreed to sell or cause to be sold to Buyer or one or more of its affiliates certain equity interests in direct and indirect subsidiaries of the Company that collectively own the Company’s core net lease assets, including 294 properties (the “Portfolio”), in an all cash-transaction valued at approximately $2.3 billion, including the assumption of approximately $795.3 million of debt and the repayment by the Company of approximately $360.9 million of debt. The Portfolio consists of retail, office and industrial assets. In accordance with the terms of the Purchase Agreement, the Buyer elected to “kick-out” of the transaction equity interests in certain direct and indirect subsidiaries of the Company valued at approximately $180.1 million, which collectively own 13 properties. Excluding the “kicked out” equity interests, the transaction is valued at approximately $2.1 billion, including the assumption of approximately $795.3 million of debt and the repayment by the Company of approximately $360.9 million of debt. The sale is expected to be consummated through multiple closings.
On September 24, 2013, the Company completed the sale of equity interests in direct and indirect subsidiaries of the Company owning an aggregate of 56 retail, office, and industrial properties for approximately $602.5 million. The Company received net proceeds of approximately $313.6 million after the repayment of $282.5 million of mortgage and other indebtedness secured by the properties and certain other properties and the payment of customary closing costs. The Company intends to use the net proceeds to pay down debt and fund recent and upcoming acquisitions. The sale of the remaining equity interests is expected to be completed in multiple subsequent closings in the fourth quarter of 2013 and the first half of 2014. The completion of the sale is subject to customary closing conditions, and the sale of equity interests in certain direct and indirect subsidiaries of the Company is subject to obtaining lender consents in connection with the Buyer’s assumption of existing indebtedness and redeeming joint venture interests or the consent of such joint venture partners to sell the Company’s interest in the joint venture.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the number of properties that will be sold in the transaction, the anticipated cash proceeds from the transaction, the anticipated uses of such proceeds and the anticipated timing of the subsequent closings. The Company’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among other things, the Company’s ability to obtain lender consents and other third party consents and the timing of such consents, which could result in such equity interests being excluded from the transaction if such consents are not obtained on or prior to May 8, 2014; the Company’s ability to redeem the joint venture interests of its joint venture partners or obtain their consent, the failure of which would result in such joint venture interests being excluded from the transaction; purchase price adjustments in accordance with the terms of the Purchase Agreement; indemnification obligations; and

the risks discussed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, which filings are available from the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	September 30, 2013	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Financial Officer